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                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended September 30, 1998
(Unaudited, Subject to Adjustment)



INCOME

  Equity in income/(loss) of AllEnergy
         Marketing Co., L.L.C.                            $(2,145)
  Revenue (1)                                             113,547
                                                         --------
  Total income                                            111,402
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                        111,544
     Depreciation                                             856
     Selling, general and administrative expenses          19,586
     Income tax                                            (7,350)
                                                         --------
  Total operating expenses                                124,636
                                                         --------
  Other income (expense), net                              (1,162)
                                                         --------

Net income/(loss)                                         (14,396)

Accumulated deficit at beginning of period                           (5,032)
                                                         --------
Accumulated deficit at end of period                     $(19,428)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)